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Exhibit 5.1

December 22, 2011

Cameron International Corporation
1333 West Loop South, Suite 1700
Houston, Texas 77027

           Re:    Registration Statement on Form S-3

Ladies and Gentlemen:

           We have acted as counsel for Cameron International Corporation, a Delaware corporation (the "Company"), in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") filed on the date hereof with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933 (the "Securities Act") of the offer and sale, from time to time, pursuant to Rule 415 under the Securities Act, by the Company of an indeterminate amount of (i) shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), (ii) shares of the Company's preferred stock, par value $0.01 per share, in one or more series (the "Preferred Stock"), (iii) debt securities, in one or more series (the "Debt Securities"), (iv) warrants for the purchase of Common Stock, Preferred Stock or Debt Securities (the "Warrants"), (v) rights to purchase Common Stock, Preferred Stock, Debt Securities or other securities (the "Rights"), (vi) units representing an interest in one or more shares of Common Stock, shares of Preferred Stock, Debt Securities, Warrants or any combination of such securities (the "Units"), (vii) depositary shares representing fractional interests in Preferred Stock (the "Depositary Shares"), (viii) contracts to purchase Common Stock or other securities at a future date or dates (the "Stock Purchase Contracts"), and (ix) Stock Purchase Contracts issued as part of units consisting of a Stock Purchase Contract and Debt Securities, Preferred Stock, Warrants or other securities or debt obligations of third parties, including U.S. treasury securities, securing the holders' obligations to purchase the securities under the Stock Purchase Contracts (the "Stock Purchase Units" and, together with the Common Stock, the Preferred Stock, the Debt Securities, the Warrants, the Rights, the Units, the Depositary Shares and the Stock Purchase Contracts, the "Securities").

           We have also participated in the preparation of the prospectus contained in the Registration Statement (the "Prospectus") to which this opinion is an exhibit. The Securities will be offered in amounts, at prices and on terms to be determined in light of market conditions and other factors at the time of sale and to be set forth in supplements (each, a "Prospectus Supplement") to the Prospectus.

Vinson & Elkins LLP Attorneys at Law Abu Dhabi Austin Beijing Dallas Dubai Hong Kong Houston London Moscow New York Shanghai Tokyo Washington	Trammell Crow Center, 2001 Ross Avenue, Suite 3700 Dallas, TX 75201-2975 Tel 214.220.7700 Fax 214.220.7716 www.velaw.com

December 22, 2011    Page 2

           In rendering the opinions set forth below, we have reviewed and relied upon (i) the Registration Statement, including the Prospectus, (ii) the form of indenture filed as an exhibit to the Registration Statement, (iii) the Amended and Restated Certificate of Incorporation of the Company, as amended to date, (iv) the Third Amended and Restated Bylaws of the Company, as amended to date, (v) resolutions adopted by the Board of Directors of the Company (the "Board") relating to the Registration Statement, and (vi) such other certificates, statutes, documents and records as we have deemed necessary and relevant for the purpose of rendering the opinions set forth below. In addition, we have reviewed such questions of law as we considered necessary or appropriate. As to matters of fact relevant to the opinions expressed below, and as to factual matters arising in connection with our review of corporate documents, records and other documents and writings, we have relied upon certificates and other communications of officers and employees of the Company, without further investigation as to the facts set forth therein.

           For purposes of rendering the opinions set forth below, we have made the following assumptions:

  (i)
  the Registration Statement, and any amendments thereto, will have become effective;

  (ii)
  a Prospectus Supplement will have been prepared and filed with the Commission describing the Securities offered thereby;

  (iii)
  each document submitted to us for review is accurate and complete, each such document that is an original is authentic, each such document that is a copy conforms to an authentic original, and all signatures on each such document are genuine;

  (iv)
  each person signing the documents that we reviewed has the legal capacity and authority to do so;

  (v)
  each certificate from governmental officials reviewed by us is accurate, complete and authentic, and all official public records are accurate and complete;

  (vi)
  all Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable Prospectus Supplement;

  (vii)
  all Debt Securities will be issued under an indenture substantially in the form of the indenture filed as an exhibit to the Registration Statement (the "Indenture") and any amendment or supplement thereto;

  (viii)
  a Form T-1 will be filed with the Commission with respect to the trustee executing the Indenture and any supplement thereto;

    December 22, 2011    Page 3

  (ix)
  the Indenture, together with any supplemental indentures, a warrant agreement relating to the Warrants, a rights agreement relating to the Rights, a depositary agreement relating to the Depositary Shares and the related depositary receipts, and the Stock Purchase Contracts will each be duly authorized and validly executed and delivered by the parties thereto;

  (x)
  at the time of the issuance of the Securities, the Company will validly exist and be duly qualified and in good standing under the laws of Delaware, and the Company will have the necessary organizational power and authority to issue the Securities;

  (xi)
  at the time of any offering or sale of any Common Stock or Preferred Stock, the Company will have sufficient shares of Common Stock or Preferred Stock, as applicable, authorized and not otherwise reserved for issuance;

  (xii)
  the form and terms of any Securities, the issuance, sale and delivery thereof by the Company, and the incurrence and performance of its obligations thereunder or in respect thereof in accordance with the terms thereof will be in full compliance with, and will not violate, the formation documents and agreements of the Company or any applicable law, rule, regulation, order, judgment, decree, award or agreement binding upon the Company, or to which the issuance, sale and delivery of such Securities, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity;

  (xiii)
  except with respect to Common Stock or Preferred Stock issuable upon conversion, exchange or exercise of any other Securities, a definitive purchase, underwriting or similar agreement with respect to any Securities offered will have been duly authorized and validly executed and delivered by the Company and the other parties thereto; and

  (xiv)
  any Securities issuable upon conversion, exchange or exercise of any other Security will have been duly authorized, issued and, if appropriate, reserved for issuance upon such conversion, exchange or exercise.

           Based upon and subject to the foregoing, and subject to the qualifications and limitations set forth herein, we are of the opinion that:

  (1)
  The Common Stock will be duly authorized, validly issued, fully paid and non-assessable when (a) the Board has taken all necessary corporate action to approve the issuance, the terms of the offering thereof and related matters and (b) certificates representing the shares of Common Stock have been duly executed, countersigned, registered and delivered (or non-certificated shares of Common Stock shall have been properly issued) either (i) in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement upon payment of the consideration thereof provided for therein (provided that such consideration is not less than the par value of the Common Stock) or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the

    December 22, 2011    Page 4

    instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board for the consideration approved by the Board (provided that such consideration is not less than the par value of the Common Stock);

  (2)
  With respect to any series of Preferred Stock, the shares of the series of Preferred Stock will be duly authorized, validly issued, fully paid and non-assessable when (a) the Board has taken all necessary corporate action to approve the issuance and terms of the shares of the series, the terms of the offering thereof and related matters, including the adoption of a resolution establishing and designating the series and fixing and determining the preferences, limitations and relative rights thereof and the filing of a statement with respect to the series (the "Certificate of Designation") with the Secretary of State of the State of Delaware and (b) certificates representing the shares of the series of Preferred Stock have been duly executed, countersigned, registered and delivered (or non-certificated shares of Preferred Stock shall have been properly issued) either (i) in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement upon payment of the consideration therefor provided for therein (provided that such consideration is not less than the par value of the Preferred Stock) or (ii) upon conversion, exchange or exercise of any other Security in accordance with the terms of the Security or the instrument governing the Security providing for the conversion, exchange or exercise as approved by the Board for the consideration approved by the Board (provided that such consideration is not less than the par value of the Preferred Stock);

  (3)
  The Debt Securities will be validly issued and will constitute valid and binding obligations of the Company when (a) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, (b) the Board has taken all necessary corporate action to approve the issuance and terms of the Debt Securities, the terms of the offering thereof and related matters, (c) the terms of the Debt Securities and of their issuance and sale have been duly established in conformity with the Indenture and any applicable supplemental indenture and (d) the Debt Securities have been duly executed, authenticated and delivered in accordance with the Indenture, any applicable supplemental indenture and any applicable definitive purchase, underwriting or similar agreement, upon payment of the consideration for such Debt Securities as provided therein;

  (4)
  The Warrants will constitute valid and binding obligations of the Company when (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Warrants, the terms of the offering thereof and related matters and (b) the certificates evidencing the Warrants have been duly executed and delivered in accordance with the applicable warrant agreement and any applicable definitive purchase, underwriting or similar agreement, upon payment of the consideration for such Warrants as provided therein;

    December 22, 2011    Page 5

  (5)
  The Rights will constitute valid and binding obligations of the Company when (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Rights, the terms of the offering thereof and related matters and (b) the certificates evidencing the Rights have been duly executed and delivered in accordance with the applicable rights agreement and any applicable definitive purchase, underwriting or similar agreement, upon payment of the consideration for such Rights as provided therein;

  (6)
  The Units will constitute valid and binding obligations of the Company when (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Units, the terms of the offering thereof and related matters and (b) the certificates evidencing the Units have been duly executed and delivered in accordance with the applicable unit agreement and any applicable definitive purchase, underwriting or similar agreement, upon payment of the consideration for such Units as provided therein;

  (7)
  The Depositary Shares will be validly issued when (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Depositary Shares, the terms of the offering thereof and related matters, including the adoption of a Certificate of Designations relating to the Preferred Stock underlying the Depositary Shares and the filing of the Certificate of Designations with the Secretary of State of the State of Delaware, (b) the shares of Preferred Stock underlying the Depositary Shares have been deposited with the depositary under the applicable depositary agreements, and (c) the depositary receipts representing the Depositary Shares have been duly executed, countersigned, registered and delivered in accordance with the applicable depositary agreement and the applicable definitive purchase, underwriting or similar agreement, upon payment of the consideration for such Depositary Shares as provided for therein.

  (8)
  The Stock Purchase Contracts will constitute valid and binding obligations of the Company when (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Stock Purchase Contracts, the terms of the offering thereof and related matters and (b) the Stock Purchase Contracts have been duly executed and delivered in accordance with the applicable stock purchase contract agreement and any applicable definitive purchase, underwriting or similar agreement, upon payment of the consideration for such Stock Purchase Units as provided therein;

  (9)
  The Stock Purchase Units will constitute valid and binding obligations of the Company when (a) the Board has taken all necessary corporate action to approve the issuance and terms of the Stock Purchase Units, the terms of the offering thereof and related matters and (b) the Stock Purchase Units have been duly executed and delivered in accordance with the applicable stock purchase unit agreement and any applicable definitive purchase, underwriting or similar agreement, upon payment of the consideration for such Stock Purchase Units as provided therein.

    December 22, 2011    Page 6

           Our opinion is qualified in the following respects:

  (i)
  the enforceability of any document, instrument or Security may be limited by or subject to bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally and general equitable or public policy principles;

  (ii)
  we express no opinions concerning (a) the validity or enforceability of any provisions contained in the Indenture or any applicable supplemental indenture that purport to waive, or not give effect to, rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (b) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws;

  (iii)
  our opinions herein are limited in all respects to the federal laws of the United States of America, the General Corporation Law of the State of Delaware and the laws of the State of New York, and we are expressing no opinion as to the applicability of, or the effect thereon, of the laws of any other jurisdiction;

  (iv)
  we express no opinion as to any matter other than as set forth herein, and no opinion may be inferred or implied herefrom; and

  (v)
  our opinion is given as of the date hereof, and we undertake no, and hereby disclaim any, obligation to advise you of any change in any matter set forth herein.

           We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

                                                                                     Very truly yours,

                                                                                     /s/ Vinson & Elkins L.L.P.

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  Exhibit 5.1